BRIDGE
                         TECHNOLOGY, INC.

                            AGREEMENT

This agreement supersedes the letter of intent of April 21, 1999 between Bridge Technology, Inc. ("BTGY") and Global Pacific Wireless Internet, a Division of Worldwide Wireless Networks, Inc. ("GP").

1. BTGY is a diversified research, manufacturing, computer systems enhancement products company interested in developing a wireless internet access communications system for the Asian market through a subsidiary, Pacific Bridge Net ("PBN").

2. GP is designing, installing and operation wireless internet access communications systems throughout the U.S.A., initially in Orange County, California.

3. The capitalization of PBN initially is to be $250,000 of which GP is to invest $50,000 for 20% and BTGY is to invest $200,000 for 80%.

4. Concurrent with funding PBN is to acquire the know-how, current and developing for a wireless internet ATM ethernet bridge or router with voice and video capability which complies with U.S. patent and FCC regulations for a cash price of $50,000.

5. The know-how acquired by PBN includes specifications and parameters for certain radio equipment and software to be developed, patented, licensed and manufactured by PBN, in conjunction with others.

6. GP will have the exclusive sales rights for the radio equipment for the U.S. market.

7. PBN agrees to have the radio equipment manufactured in Asia, probably China, and to sell the radio equipment for the U.S. market on an exclusive basis to GP at cost plus 10% handling fee.

8. In addition to purchasing the know-how for GP, GP agrees to offer and PBN agrees to use the consulting services of both Jack Tortorice and Dennis Shen to PBN and they are to be reimbursed by PBN for these expenses.

May 20, 1999


Bridge Technology, Inc.

/s/ James D'jen
- -------------
    James D'jen
    President


May 20, 1999

Global Pacific
Division of Worldwide Wireless Networks, Inc.

/s/ Jack Tortorice
- ----------------
    Jack Tortorice


12601 Monarch Street, Garden Grove, CA 92841, Tel (714) 891-6508, Fax (714) 890-8590, www.bridgeus.com